                                                                   EXHIBIT 10.18


                         AGREEMENT OF PURCHASE AND SALE


                                    BETWEEN


             CIGNA PROPERTY AND CASUALTY INSURANCE COMPANY, SELLER


                                      AND


                        SYMANTEC CORPORATION, PURCHASER


                           CUPERTINO CITY CENTER ONE

                               TABLE OF CONTENTS
                               -----------------


                                                                           Page
                                                                           ----
Article 1       Property                                                      1

Article 2       Purchase Price and Deposits                                   1

Article 3       Failure to Close                                              3
   3.1          Purchaser's Default                                           3
   3.2          Seller's Default                                              3

Article 4       Closing and Transfer of Title                                 4
   4.1          Closing                                                       4
   4.2          Closing Procedure                                             4
   4.3          Purchaser's Performance                                       6
   4.4          Evidence of Authority; Miscellaneous                          6

Article 5       Prorations of Rents, Taxes, Etc.                              6

Article 6       Purchaser Inspections and Contingencies                       8
   6.1          Document Inspection                                           8
   6.2          Physical Inspection                                           9
   6.3          Feasibility Period                                           10
   6.4          Survey                                                       10
   6.5          Title Contingency                                            10

Article 7       Loss due to Casualty or Condemnation                         11
   7.1          Loss due to Condemnation                                     11
   7.2          Loss due to Casualty                                         12

Article 8       Maintenance of the Property                                  13

Article 9       Broker                                                       14

Article 10      Representations and Warranties                               15
   10.1         Limitations on Representations and Warranties                15
   10.2         Representations and Warranties                               16
   10.3         Seller's Knowledge                                           17
   10.4         Survival                                                     18

Article 11      Liability of Parties                                         18

Article 12      Assignment                                                   19

Article 13      Notices                                                      19

Article 14      Expenses                                                     20

                         -----------------------------

                                                                           Page
                                                                           ----
Article 15      Miscellaneous                                                21
   15.1         Successors and Assigns                                       21
   15.2         Gender                                                       21
   15.3         Captions                                                     21
   15.4         Construction                                                 21
   15.5         Entire Agreement                                             21
   15.6         Recording                                                    22
   15.7         No Continuance                                               22
   15.8         Time of Essence                                              22
   15.9         Original Document                                            22
   15.10        Governing Law                                                22
   15.11        Acceptance of Offer                                          22
   15.12        Confidentiality                                              22
   15.13        Surviving Covenants                                          22
   15.14        Attorneys' Fees                                              23
   15.15        Exclusivity Period                                           23

                Exhibit A - Description of Land
                Exhibit B - Rent Roll
                Exhibit C - Special Warranty Deed
                Exhibit D - Bill of Sale
                Exhibit E - Assignment of Leases
                Exhibit F - Form of Seller's Affidavit of
                              Non-Foreign Status
                Exhibit G - Pending Litigation


                         AGREEMENT OF PURCHASE AND SALE

        THIS AGREEMENT OF PURCHASE AND SALE is made by and between CIGNA Property and Casualty Insurance Company, a Connecticut corporation ("Seller"), and Symantec Corporation, a Delaware corporation ("Purchaser"), as of the "Effective Date" (as defined below).

                                   Article I.

                                    Property

        Seller hereby agrees to sell, and Purchaser hereby agrees to buy, all of the following property: (a) a parcel of real property (the "Land"), located in the County of Santa Clara, State of California, more particularly described on Exhibit A attached to this Agreement, together with easements, easement rights, rights of way, rights in and to common areas and any other rights appurtenant to the Land; (b) the buildings and other improvements located on the Land, being a four story office building located at 20300 Stevens Creek Boulevard, Cupertino, California, generally known as Cupertino City Center One (the "Improvements");
(c) all tenant leases relating to the Improvements, being the leases referred to on the Rent Roll attached hereto as Exhibit B (the Land, Improvements, and tenant leases are referred to herein, collectively, as the "Real Property"); and
(d) all fixtures, equipment, and other personal property (both tangible and intangible, including, without limitation, any service and maintenance agreements applicable thereto, other than the property management agreement, which shall be terminated) owned by Seller and contained in or related to the Improvements (the "Personal Property") (collectively, the Real Property and the Personal Property are sometimes referred to herein as the "Property").

                                  Article II.

                          Purchase Price and Deposits

        The purchase price which the Purchaser agrees to pay and the Seller agrees to accept for the Property shall be the sum of Thirty-One Million, Five Hundred Thousand and No/100 Dollars ($31,500,000) (hereinafter referred to as the "Purchase Price"), subject to adjustment as provided in Article V hereof, payable as follows:

                (a) An earnest money deposit ("Earnest Deposit") of Three Hundred Thousand and No/100 Dollars ($300,000), in cash, to be deposited with First American Title Insurance Company (the "Title Company") within three (3) business days after execution hereof by both parties, such amount to be held in escrow and deposited in an interest-bearing account;

                (b) An additional earnest money deposit (the "Additional Deposit") of Three Hundred Thousand and No/100 Dollars ($300,000), in cash, to be deposited by Purchaser with the Title Company, within three
        (3) business days after expiration of the Feasibility Period (hereinafter defined), such amount to be held in escrow and deposited in an interest-bearing account (the Earnest Deposit and the Additional Deposit, with interest thereon, will be referred to hereinafter, collectively, as the "Deposit"); and

                (c) The balance of the Purchase Price shall be paid at time of Closing by Federal wire transfer, with the transfer of funds to Seller to be completed on the day of the Closing.

        The Deposit shall be paid to Seller at the Closing as a credit against the Purchase Price. Purchaser shall provide the Title Company with its tax identification number, and all interest shall be for Purchaser's account for tax purposes.

        In addition to the Deposit, Purchaser shall deposit five fully executed copies of this Agreement with the Title Company immediately after both parties have executed it. The date of such deposit shall be acknowledged by the Title Company on all copies, and such date shall be the "Effective Date" of this Agreement. The Title Company shall retain one copy of this Agreement and deliver two copies hereof to each of Purchaser and Seller.

                                  Article III.

                                Failure to Close

        3.1     Purchaser's Default.

IF SELLER HAS COMPLIED WITH ALL OF THE COVENANTS AND CONDITIONS CONTAINED HEREIN AND IS READY, WILLING AND ABLE TO CONVEY THE PROPERTY IN ACCORDANCE WITH THIS AGREEMENT AND PURCHASER FAILS TO CONSUMMATE THIS AGREEMENT AND TAKE TITLE, THEN THE PARTIES HERETO RECOGNIZE AND AGREE THAT THE DAMAGES THAT SELLER WILL SUSTAIN AS A RESULT THEREOF WILL BE SUBSTANTIAL, BUT DIFFICULT IF NOT IMPOSSIBLE TO ASCERTAIN. THEREFORE, THE PARTIES AGREE THAT, IN THE EVENT OF PURCHASER'S DEFAULT, SELLER SHALL, AS ITS SOLE REMEDY, BE ENTITLED TO RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES, AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS WITH RESPECT TO THE OTHER UNDER THIS AGREEMENT, EXCEPT FOR THE SURVIVING COVENANTS (HEREINAFTER DEFINED).

        SELLER'S INITIALS:                      PURCHASER'S INITIALS:
                          -------                                    -------

        3.2 Seller's Default. In the event that Purchaser has complied with all of the covenants and conditions contained herein and is ready, willing and able to take title to the Property in accordance with this Agreement, and Seller fails to consummate this Agreement and convey title as set forth herein, then Purchaser shall have, as its sole and exclusive remedy the right to either (i) terminate this contract and recover the Deposit and all of Purchaser's reasonable out-of-pocket expenses incurred by it in connection with its due diligence investigation of the Property pursuant to this Agreement (including, but not limited to, costs of obtaining environmental reports, appraisals and engineering reports), or (ii) pursue the remedy of specific performance of Seller's obligations under this Agreement, provided however that
(a) Purchaser must furnish ten (10) days prior written notice to Seller of its intent and election to seek specific enforcement of this Agreement, and (b) Purchaser must not be in default under this Agreement. In the event that either of the conditions set forth in (a) or (b) above is not satisfied, the remedy of specific performance shall be deemed waived by Purchaser.

        Notwithstanding any of the foregoing to the contrary contained herein, if Purchaser seeks specific performance under this Agreement, Purchaser agrees to accept the Property in its "WHERE IS, AS IS" condition. Purchaser further hereby agrees that prior to its exercise of any right or remedies as a result of any defaults by Seller, Purchaser will first deliver written notice of said default to Seller and give Seller ten (10) days thereafter in which to cure said default, if Seller so elects. Except as specifically provided herein, Purchaser shall have no right to seek money damages of any kind as a result of any default by Seller under any of the terms of this Agreement. Purchaser's claim and any recovery of damages shall be limited to direct damages from Seller's breach of this Agreement, and in no event shall Seller be liable to Purchaser for any punitive, speculative, incidental, consequential or any other type of damages. If for any reason the remedy of specific performance is denied Purchaser following all available court proceedings, or Purchaser discontinues the action for specific performance, then the Deposit, if applicable, shall be returned to Purchaser and Seller shall then be released from any further liability to Purchaser in reference to this Agreement.

                                  Article IV.
                         Closing and Transfer of Title

        4.1 Closing. The parties hereto agree to conduct a closing of this sale (the "Closing") on or before 10:00 a.m. E.S.T. on October 22, 1996 ("Closing Date") in the principal office of Morrison & Foerster, or at such other place as may be agreed upon by the parties hereto. This Agreement shall terminate if transfer of title is not completed by the Closing Date (unless such failure to close is due to Seller's default, the date for Closing is extended pursuant to any provision hereof, including, without limitation, the matters described in Sections 6.3, 6.5 and Article VII hereof, or the date for Closing is extended by agreement of the parties, which agreement shall be confirmed in writing).

        4.2 Closing Procedure. Seller shall execute and deliver or cause to be delivered (a) a Grant Deed, in the form attached hereto as Exhibit C, proper for recording, conveying Seller's interest in the Real Property to Purchaser, subject, however, to (i) exceptions as reported in the Title Report (defined in Section 6.5) and either approved by Purchaser or as to which objection has been waived by Purchaser, or as shown on the Survey (as defined in Section 6.4),
(ii) taxes not yet delinquent, (iii) the rights of lessees and licensees of space in the Improvements at the time of Closing (to the extent such lessees and licensees are listed on the Rent Roll), and (iv) any encumbrances created or permitted by the terms of this Agreement; (b) a Bill of Sale in the form attached hereto as Exhibit D, dated as of the date of Closing conveying to Purchaser any and all Personal Property; (c) an Assignment of Leases in the form attached hereto as Exhibit E, dated the date of Closing, assigning all of the landlord's right, title and interest in and to any tenant and other leases covering all or any portion of the Real Property; (d) an Owner's Title
Insurance Policy (the "Owner's Title Policy") dated no earlier than the date of the recording of the Deed, in the full amount of the Purchase Price, insuring that good and indefeasible fee simple title to the Property is vested in Purchaser, containing no exceptions to such title other than the standard printed exceptions (provided, however, that (i) the printed survey exception must be deleted, except for matters shown on the Survey, (ii) the exception as to ad valorem taxes shall be limited to taxes for the current and subsequent years, and (iii) the exception for tenants and parties in possession shall be limited to those tenants, licensees, and occupants shown on the Rent Roll delivered at Closing), those items listed on Schedule "B" of the Title Report that either were approved by Purchaser or as to which objection has been waived by Purchaser or cured by Seller (but only as to the portion of such encumbrance remaining after such cure), and encumbrances created or permitted by the terms of this Agreement; (e) Tenant Notification Agreements (the "Tenant Notices"), dated the date of the Closing, executed by Seller, and complying with applicable statutes in order to relieve Seller of liability for tenant security deposits (provided the security deposits are paid to Purchaser), notifying the tenants of the Real Property that the Property has been sold to Purchaser and directing the tenants to pay rentals to Purchaser
(or Purchaser's designated agent); (f) the originals of all leases and, to the extent in Seller's possession or under Seller's control, as-built plans and specifications and maintenance and service contracts that are to be assumed;
(g) a tenant estoppel certificate executed by Canon, in form and substance satisfactory to Purchaser, which certificate shall identify the lease documents and state the date of commencement and termination of the lease term, the rent currently being paid, the amount of any rental payments made in advance, if any, the amount of any security deposit, if any, that no party is in default under the lease, and the date to which rent has been paid and shall list any renewal options that exist, (except that Seller agrees to use reasonable efforts to obtain such estoppel certificates from all other tenants of space in the Improvements other than Purchaser, and Seller shall represent and warrant to the best of Seller's knowledge as to the same matters for all leases shown on the Rent Roll (except the lease to Purchaser) for which no tenant estoppel certificate was obtained); (h) an updated Rent Roll, in the form of the Rent Roll attached hereto as Exhibit B, dated within 15 days of the date of the Closing; (i) an affidavit that Seller is not a "foreign person" in the form attached as Exhibit G and the corresponding California Form 590 RE Form; (j) a master key or duplicate key for all locks in the Improvements; and (k) to the extent in the possession of Seller or Seller's property management company, all maintenance records.

        Purchaser acknowledges and agrees that Seller is under no obligation to clear from the title any easements, rights of way, encumbrances, liens, covenants, restrictions, or any other matters of record, or to cure any survey objections of Purchaser, or to create any encumbrances on, or for the benefit of, the Property, except any monetary liens or encumbrances against the Property created by Seller on or after the Effective Date and any existing mortgages or deeds of trust encumbering the Property (which shall be satisfied in full by Seller on or before the Closing Date). Except as set forth above, if Seller does not deliver title at Closing in form consistent with the Title Report as approved or deemed approved in accordance with the terms hereof, such failure shall not constitute a default or breach by Seller hereunder, and notwithstanding any other provision of this Agreement, Purchaser's sole and exclusive remedy shall be to terminate this Agreement and receive a return of the Deposit or to accept conveyance of title as delivered by Seller without reduction of the Purchase Price.

        4.3 Purchaser's Performance. At the Closing, Purchaser will cause the Purchase Price to be delivered to the Title Company, will execute and deliver the Tenant Notices, the Assignment of Leases, and the Bill of Sale.

        4.4 Evidence of Authority; Miscellaneous. Both parties will deliver to the Title Company and each other such evidence or documents as may reasonably be required by the Title Company or either party hereto evidencing the power and authority of Seller and Purchaser and the due authority of, and execution and delivery by, any person or persons who are executing any of the documents required hereunder in connection with the sale of the Property. Both parties will execute and deliver such other documents as are reasonably required to effect the intent of this Agreement.

                                   Article V.

                        Prorations of Rents, Taxes, Etc.

        Real estate taxes for the year of closing shall be prorated as of the date of Closing either using actual tax figures or, if actual figures are not available, then using as a basis for said proration the most recent assessed value of the Real Estate multiplied by the current tax rate, with a subsequent cash adjustment to be made between Purchaser and Seller when actual tax figures are available. Personal property taxes, annual permit or inspection fees, sewer charges and other expenses normal to the operation and maintenance of the Property shall also be prorated as of the date of Closing. Rents that have been collected for the month of the Closing will be prorated at the Closing, effect as of the date of the Closing. With regard to rents that are delinquent as of the date of the Closing, (i) no proration will be made at the Closing, (ii) Purchaser will make a good faith effort after the Closing to collect the rents in the usual course of Purchaser's operation of the Property, and (iii) Purchaser will apply all rents collected first to the current rents and the excess amount, if any, shall be applied to the delinquent rent owed to Seller. It is agreed, however, that Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents. Rents collected by Purchaser after the Closing Date, to which Seller is entitled, shall be promptly paid to Seller.

        As of the Closing Date, Purchaser shall be entitled to a credit for any tenant deposits under the leases.

        Final readings on all gas, water and electric meters shall be made as of the date of closing, if possible. If final readings are not possible, gas, water and electricity charges will be prorated based on the most recent period for which costs are available. Any deposits made by Seller with utility companies shall be returned to Seller. Purchaser shall be responsible for making all arrangements for the continuation of utility services. After the Closing, Purchaser will assume full responsibility for all security deposits and advance rental deposits of current tenants of the Real Property currently held by Seller, which items will be itemized by Seller and transferred and paid over to Purchaser at the Closing.

        All items (including taxes) that are not subject to an exact determination shall be estimated by the parties. When any item so estimated is, after the Closing capable of exact determination, the party in possession of the facts necessary to make the determination shall send the other party a detailed report on the exact determination so made and the parties shall adjust the prior estimate within thirty (30) days after both parties have received said reports.


                                  ARTICLE VI.

                    Purchaser Inspections and Contingencies

        6.1 Document Inspection. Seller has made or will make available within ten (10) days from the Effective Date of this Agreement the following items relating to the Real Property for review by Purchaser, to the extent in Seller's or its property manager's possession:
        1. Copies of all leases and other occupancy agreements applicable to the Property;
        2.      Copies of all licenses and permits regarding the Property;
        3.      Seller's existing survey of the Property;
        4. Copies of any warranties or guarantees currently in effect (if any);

        5. As-built plans and specifications for the improvements on the Property and any soil reports, environmental reports, engineering and architectural studies, grading plans, topographical maps, and similar data relating to the Property;
        6.      A copy of Seller's policy of lender's title insurance;
        7.      Copies of all service and maintenance agreements;
        8. A Rent Roll prepared as of the first day of the month in which this Agreement is executed; and
        9.      Books and records of the Property.

        Purchaser acknowledges that Seller took title to the Property through deed in lieu of foreclosure on March 1, 1995, and that Seller has limited records and knowledge pertaining to prior periods of time.

        Seller shall also provide to Purchaser on or before two (2) business days before the expiration of the Feasibility Period an updated Rent Roll for the Property for review by Purchaser.

        Purchaser agrees that if for any reason the Closing is not consummated, Purchaser will immediately return to Seller all materials furnished to Purchaser pursuant to this Section 6.1.

        6.2     Physical Inspection. In addition to the items set forth in
Section 6.1, Seller will make the Property available for inspection by Purchaser and Purchaser shall, at Purchaser's option and risk, conduct an engineering and/or market and economic feasibility study of the Property and undertake such physical inspection of the Property as Purchaser deems appropriate as soon as possible after the Effective Date of this Agreement. Such inspection shall be conducted at reasonable times upon reasonable oral or written notice to Seller's property manager. Seller shall have the right to designate a representative to accompany Purchaser's employees, agents, and independent contractors on any such inspections.

        Purchaser hereby agrees to pay, protect, defend, indemnify and save Seller harmless against all liabilities, obligations, claims (including mechanic's lien claims), damages, penalties, causes of action, judgments, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon, incurred by or asserted against Seller in connection with or arising out of the entry upon the Real Property by Purchaser's employees, agents or independent contractors and the actions of such persons on the Real Property. In the event any part of the Property is damaged or excavated by Purchaser, its employees, agents or independent contractors, Purchaser agrees in the event its purchase hereunder is not consummated, to make such additional payments to Seller as may be reasonably required to return the Property to its condition immediately prior to such damage or excavation or, at Seller's option, to cause such work to be done. Notwithstanding any provision to the contrary herein, Purchaser's obligations under this subparagraph shall survive the expiration or termination of this Agreement, and shall survive Closing.

        6.3 Feasibility Period. Purchaser shall have a period ending 5:00 p.m. E.D.T. September 19, 1996 to conduct its inspection of the documents delivered in accordance with Section 6.1 and to conduct a physical inspection of the Property as set forth in Section 6.2 (the "Feasibility Period"). On or before the last day of the Feasibility Period, Purchaser may, in its sole discretion without obligation to specify which aspect of its inspection was unsatisfactory, terminate this Agreement by providing a written notice to Seller so providing. Upon receipt of such notice, this Agreement shall terminate and Seller shall instruct the Title Company to return the Deposit to Purchaser, and neither party shall have any obligation to the other, except for the Surviving Covenants. If Purchaser fails to provide such notice of termination on or before the last day of the Feasibility Period, Purchaser shall be deemed to have approved such inspections and this contract shall remain in full force and effect.

        6.4 Survey. Purchaser shall obtain, within ten (10) business days of the Effective Date of this Agreement, a survey of the Real Property by a registered surveyor (the "Survey"). The Survey shall show the location of all improvements, structures, driveways, parking areas, easements, rights of way, and any encroachments and shall specify whether the Property is within the 100 year flood plain or flood way. The Survey shall further set forth a legal description of the boundaries of the Real Property in accordance with local practices. Purchaser's obligations hereunder do not constitute a contingency for closing under this Agreement.

        6.5 Title Contingency. Purchaser's obligation to purchase the Property is subject to its receipt of a preliminary title report (the "Title Report"), issued by the Title Company, together with legible copies of all items and documents referred to in the Title Report. Purchaser acknowledges that the Title Report and accompanying documents have been delivered to Purchaser by Seller. Purchaser shall have until the last day of the Feasibility Period to state any objections in writing. This contingency shall be deemed satisfied or waived if such written notice of objection is not received by Seller before such date. Such written notice of objection shall state all of Purchaser's objections with specificity. Upon receipt of such notice, Seller may, but shall not be obligated to, cure such objection, except for monetary encumbrances in an amount in the aggregate below $100,000. If Seller cures such objections within 15 days, or, if such objections are such that they cannot be cured within 15 days and Seller has commenced curing such objections and thereafter diligently proceeds to perfect such cure, then this Agreement shall continue in full force and effect and the Closing Date shall be adjusted accordingly. If Seller is unable or chooses not to cure such objections within the time permitted, then this Agreement shall terminate, and Seller shall instruct the Title Company to return the Deposit to Purchaser, and neither party shall have any further obligations hereunder except for the Surviving Covenants. Notwithstanding the foregoing, however, Purchaser may waive such objections that Seller is unable or chooses not to cure within 10 days after receipt of a notice that Seller is unable or chooses not to cure such objections, and upon receipt by Seller of such waiver in full from Purchaser, this Agreement shall remain in full force and effect with no reduction in the Purchase Price.

        If required by Seller, Purchaser will confirm in writing whether this title contingency has been satisfied and, if so, the date on which it was satisfied.


                                  Article VII.

                      Loss due to Casualty or Condemnation

        7.1 Loss due to Condemnation. In the event of a condemnation of all or a Substantial Portion of the Real Property which condemnation shall or would render a Substantial Portion of the Real Property untenantable, or if any portion of the building or parking area is taken, either party may, upon written notice to the other party given within 10 days of receipt of notice of such event, cancel this Agreement, in which event Seller shall instruct the Title Company to return the Deposit to Purchaser, this Agreement shall terminate and neither party shall have any rights or obligations hereunder except for the Surviving Covenants. In the event that neither party elects to terminate, or if the condemnation affects less than a Substantial Portion or does not affect the building or parking area, then this Agreement shall remain in full force and effect, and Seller shall be entitled to all monies received or collected by reason of such condemnation prior to closing. In such event, the transaction hereby contemplated shall close in accordance with the terms and conditions of this Agreement except that there will be an abatement of the Purchase Price equal to the amount of the net proceeds, less costs and attorney's fees, which are received by Seller by reason of such condemnation prior to closing. If the condemnation proceeding shall not have been concluded prior to the closing, then there shall be no abatement of the Purchase Price and Seller shall assign any interest it has in the pending award to Purchaser. For purposes of this Section 7.1, a Substantial Portion shall mean a condemnation of in excess of $5,000,000 in value of the Real Property.

        7.2 Loss due to Casualty. In the event of Substantial Loss or Damage to the Real Property by fire or other casualty, either party may, upon written notice to the other party given within 10 days of receipt of notice of such event, cancel this Agreement in which event Seller shall instruct the Title Company to return the Deposit to Purchaser and this Agreement shall terminate and neither party shall have any rights or obligations hereunder except for the Surviving Covenants. In the event that neither party elects to terminate, then this Agreement shall remain in full force and effect, the transaction hereby contemplated shall close in accordance with the terms and conditions of this Agreement except that Seller shall assign to Purchaser its rights to all insurance proceeds by reason of such damage or loss, and there will be an abatement of the Purchase Price equal to the amount of any loss not covered by insurance, including without limitation the amount of any deductible, provided that such abatement will be reduced by the amount expended by Seller in accordance with Article VIII hereof for restoration or preservation of the Property following the casualty. In the event that the casualty results in less than Substantial Loss or Damage and the repair or replacement will take no more than sixty (60) days to complete, Seller shall repair or replace the damaged Property, and there shall be no abatement of the Purchase Price in such case. In the event that the casualty results in less than Substantial Loss or Damage and the repair or replacement will take more than sixty (60) days to complete, the transaction hereby contemplated shall close in accordance with the terms and conditions of this Agreement except that Seller shall assign to Purchaser its rights to all insurance proceeds by reason of such damage or loss, and there will be an abatement of the Purchase Price equal to the amount of any loss not covered by insurance, including without limitation the amount of any deductible, provided that such abatement will be reduced by the amount expended by Seller in accordance with Article VIII hereof for restoration or preservation of the Property following the casualty. In no event shall the date of Closing be extended beyond sixty (60) days pursuant to this Section 7.2. For purposes of this Section 7.2, "Substantial Loss or Damage" shall mean loss or damage, the cost for repair of which exceeds $500,000.

                                 Article VIII.

                          Maintenance of the Property

        Between the time of execution of this Agreement and the Closing, Seller shall maintain the Property in good repair, reasonable wear and tear excepted, shall perform all work required to be done under the terms of any lease or agreement relating to the Property, and shall timely make all repairs, maintenance and replacements of equipment or improvements, the same as though Seller were retaining the Property; except that in the event of a fire or other casualty, damage or loss, Seller shall have no duty to repair said damage. However, Seller may repair any such damage with Purchaser's prior, written approval and may, without Purchaser's approval, repair damage where such repair is necessary in Seller's reasonable opinion to preserve and protect the health and safety of tenants of the Property or to preserve the Property from imminent risk of further damage or if required to do so by Seller's insurance carrier. Any such emergency repairs shall be reported to Purchaser within 48 hours of their completion. During the period prior to the Closing and after the latest to occur of (i) the last day of the Feasibility Period, or (ii) the date on which the title contingency in Section 6.5 is satisfied, Seller shall not lease any portion of the Real Property unless such lease has been approved in writing by Purchaser. Any such proposed lease shall be on Seller's standard form of lease and shall be reviewed and approved or rejected within five (5) business days after receipt thereof by Purchaser. Failure to approve or reject such proposed lease within such period shall be deemed approval. If the proposed lease is rejected, then Seller shall not enter into such lease. With respect to any leases entered into between the Effective Date hereof and the Closing Date, Purchaser shall pay the unamortized cost (based on the number of months in the entire term of the lease for which rent is paid and the number of such months that shall have occurred as of the date of the Closing) of all tenant improvements and leasing commissions with respect thereto.

                                  Article IX.

                                     Broker

        Purchaser and Seller represent to each other that they have dealt with no agent or broker who in any way has participated as a procuring cause of the sale of the Property, except Cornish & Carey Commercial ("Cornish"), Cooper/Brady ("Cooper/Brady"), and McCandless Management Company ("McCandless"). At Closing, Seller shall be responsible for any real estate brokerage commissions due to Cornish and McCandless in connection with this transaction, each pursuant to a separate written agreement. In addition, Seller shall be responsible for a real estate brokerage commission of three-quarters of one percent (.75%) to Cooper/Brady at the Closing. Purchaser and Seller each agree to defend, indemnify and hold harmless the other for any and all judgments, costs of suit, attorneys' fees, and other reasonable expenses which the other may incur by reason of any action or claim against the other by any broker, agent, or finder with whom the indemnifying party has dealt arising out of this Agreement or any subsequent sale of the Property to Purchaser, except for the above-described commissions, which shall be paid by Seller. The provisions of this Article IX shall survive the Closing and any termination of this Agreement.

                                   Article X.

                         Representations and Warranties

        10.1 Limitations on Representations and Warranties. Purchaser hereby agrees and acknowledges that, except as set forth in Section 10.2 below, neither Seller nor any agent, attorney, employee or representative of Seller has made any representation whatsoever regarding the subject matter of this sale, or any part thereof, including (without limiting the generality of the foregoing) representations as to the physical nature or condition of the Property or the capabilities thereof, and that Purchaser, in executing, delivering and/or performing this Agreement, does not rely upon any statement and/or information to whomever made or given, directly or indirectly, orally or in writing, by any individual, firm or corporation. Purchaser agrees to take the Real Property and the Personal Property "as is," as of the date hereof, reasonable wear and tear, and minor damage caused by the removal of any personal property or fixtures not included in this sale, excepted. SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL CONDITION OF THE PROPERTY OR THE SUITABILITY THEREOF FOR ANY PURPOSE FOR WHICH PURCHASER MAY DESIRE TO USE IT. SELLER HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER WARRANTIES OR REPRESENTATIONS AS TO THE PHYSICAL CONDITION OF THE PROPERTY. PURCHASER, BY ACCEPTANCE OF THE DEED, AGREES THAT IT HAS INSPECTED THE PROPERTY AND ACCEPTS SAME "AS IS" AND "WITH ALL FAULTS".

        Purchaser understands that any financial statement and data, including, without limitation, gross rental income, operating expenses and cash flow statements, to be made available by Seller to Purchaser, will be unaudited financial statements and data not prepared or reviewed by independent public accountants, and that Seller makes no representation as to the accuracy or completeness thereof.

        10.2 Representations and Warranties. Seller makes the following representations and warranties and agrees that Purchaser's obligations under this Agreement are conditioned upon the truth and accuracy of such representations and warranties, both as of this date and as of the date of the
Closing:

        (a) Seller has the corporate power and authority to enter into this Agreement and convey the Property to Purchaser.

        (b) To the best of Seller's knowledge, Seller has received no notice of any existing, pending or threatened litigation, administrative proceeding or condemnation or sale in lieu thereof, with respect to any portion of the Real Property, except as noted on Exhibit H attached hereto.

        (c) Except for those tenants and licensees in possession of the Real Property under written leases or license Agreements for space in the Real Property, as shown in the Rent Roll, to the best of Seller's knowledge there are no parties in possession of, or claiming any possession to, any portion of the Real Property as leases, tenants at sufferance, licensees, trespassers or otherwise.

        (d) The updated Rent Roll for the Real Property, which shall be delivered at the Closing, will be true, correct and complete as of the date set forth thereon; no tenant will be entitled to any rebates, rent concessions, or free rent (other than as reflected in said Rent Roll) and no rents due under any of the tenant or other leases will have been assigned, hypothecated, or encumbered, to any party except pursuant to documents to be released at Closing.

        (e) There are no attachments or executions affecting the Property, general assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, pending or, to the best of Seller's knowledge, threatened against Seller.

        (f) During the period of Seller's ownership of the Property (i.e. from March 1, 1995 to the Date of Closing) Seller has not itself, and to the best of Seller's knowledge no prior owner or current or prior tenant or other occupant of all or any part of the Property at any time has, used Hazardous Materials (hereinafter defined) on, from, or affecting the Property in any manner that violates federal, state, or local laws, ordinances, rules, or regulations governing the use, storage, treatment, transportation, generation, or disposal of Hazardous Materials (collectively, the "Environmental Laws"), and to the best of Seller's knowledge no Hazardous Materials are present underground beneath the Property or have been disposed of on the Property. "Hazardous Materials" shall mean any flammable substances, explosives, radioactive materials, hazardous wastes, toxic substances, pollutants, pollution, or related materials regulated under any of the Environmental Laws.

        10.3 Seller's Knowledge. Whenever the term "to the best of Seller's knowledge" is used in this Agreement or in any representations and warranties given to Purchaser at Closing, such knowledge shall be the actual knowledge of Thomas W. Johnson and Leon Pouncy (the "Key Personnel"), the asset manager assigned to the Real Property by CIGNA Investments, Inc., authorized agent for Seller, after review of the files of CIGNA Investments, Inc. and inquiry of Seller's property manager. Seller shall have no duty to conduct any further inquiry in making any such representations and warranties, and no knowledge of any other person shall be imputed to the Key Personnel. Purchaser acknowledges that Seller took title to the Property through deed in lieu of foreclosure on March 1, 1995, and that Seller has limited records and knowledge pertaining to prior periods of time.

        10.4    Survival. All representations and warranties contained in
Section 10.2 will survive the Closing of this transaction (but only as to the status of facts as they exist as of the Closing, it being understood that Seller makes no representations or warranties which would apply to changes or other matters occurring after the Closing), but shall expire on the date one year from the date of Closing, and no action on such representations and warranties may be commenced after such expiration.


                                  ARTICLE XI.
                              LIABILITY OF PARTIES

        Except as specifically set forth herein, (i) Seller on behalf of itself and its successors and assigns does hereby agree to indemnify and hold Purchaser, its successors and assigns, harmless from and against all costs, charges and expenses related to the ownership, management and operation of the Property prior to the date of Closing but not thereafter; and (ii) Purchaser on behalf of itself, its successors and assigns does hereby agree to indemnify and hold Seller, it successors and assigns, harmless from an against all costs, charges and expenses relating to the ownership, management and operation of the Property from and after the date of Closing.

        The foregoing indemnities shall not imply any warranties or indemnities with respect to compliance with environmental and land use laws or disposal of hazardous materials.

                                  ARTICLE XII.
                                   ASSIGNMENT

        Except as provided herein, this Agreement may not be assigned or transferred by Purchaser without the prior written consent of Seller. Purchaser shall have the right to assign its interests under this Agreement to (i) Sumitomo Bank Leasing and Finance, Inc., a Delaware corporation; or (ii) an assignee (the "Assignee") with the prior written approval of Assignee by Seller on or before the date five (5) days before Closing, which approval shall not be unreasonably withheld. No assignment shall relieve Purchaser of any of its obligations under this Agreement.


                                 ARTICLE XIII.
                                    NOTICES

        All notices hereunder or required by law shall be sent via telecopy, United States Mail, postage prepaid, certified mail, return receipt requested, or via any nationally recognized commercial overnight carrier with provisions for receipt, addressed to the parties hereto at their respective addresses set forth below or as they have theretofore specified by written notice delivered in accordance herewith:

PURCHASER:              Symantec Corporation
                        10201 Torre Avenue
                        Cupertino, CA 95014
                        Attn: Dakin Ferris
                        Telecopier: (406) 252-5101

with a copy to:         John Wells
                        Gibson Dunn & Crutcher
                        4 Park Plaza
                        Irvine, CA 92714
                        Telecopier (714) 451-4220

SELLER:                 CIGNA Property and Casualty Insurance
                        Company
                        c/o CIGNA Investments, Inc.
                        900 Cottage Grove Road
                        Hartford, CT 06152-2311
                        Attn: Real Estate Investment Department
                              Asset Management, S-311
                        Telecopier: (860) 726-7381

with a copy to:         CIGNA Corporation
                        Investment Law Department
                        Mortgage and Real Estate Group, S-215A
                        900 Cottage Grove Road
                        Hartford, CT 06152-2215
                        Telecopier: (860) 726-8446

Delivery will be deemed complete upon actual receipt or refusal to accept delivery. All telecopied notices shall be followed up by notice via another mode of delivery approved hereunder.

                                  Article XIV.

                                    Expenses

        Seller shall pay (i) its own attorney's fees, (ii) the real estate transfer stamp, documentary or conveyance taxes, (iii) the cost of an Owner's title insurance policy without extended coverage or special endorsements issued in connection with this transaction, and (iv) one-half of the Title Company's escrow fee. Notwithstanding any local practice to the contrary, Purchaser shall pay for all other costs and expenses related to the transaction or this Agreement including but not limited to (a) all of Purchaser's attorneys' fees and expenses, (b) costs of Purchaser's inspecting architect and engineer, if any, (c) recording charges, (d) one-half of the Title Company's escrow fee, (e) the cost of any title insurance in excess of the cost of an Owner's policy without extended coverage or special endorsements, including any additional premium charges for endorsements and/or deletions of exception items and any cancellation charges imposed by any title company in the event a title insurance policy is not issued, unless caused by willful default of Seller hereunder, and (f) the cost of the Survey.

                                  Article XV.

                                 Miscellaneous

        15.1 Successors and Assigns. All the terms and conditions of this Agreement are hereby made binding upon the executors, heirs, administrators, successors and permitted assigns of both parties hereto.

        15.2 Gender. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

        15.3 Captions. The captions in this Agreement are inserted only for the purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof.

        15.4 Construction. No provision of this Agreement shall be construed by any Court or other judicial authority against any party hereto by reason of such party's being deemed to have drafted or structured such provisions.

        15.5 Entire Agreement. This Agreement constitutes the entire contract between the parties hereto and there are no other oral or written promises, conditions, representations, understandings or terms of any kind as conditions or inducements to the execution hereof and none have been relied upon by either party.

        15.6 Recording. The parties agree that this Agreement shall not be recorded. If Purchaser causes this Agreement or any notice or memorandum thereof to be recorded, this Agreement shall be null and void at the option of the Seller.

        15.7 No Continuance. Purchaser acknowledges that there shall be no assignment, transfer or continuance of any of Seller's insurance coverage or of the property management contract.

        15.8  Time of Essence.  Time is of the essence in this transaction.

        15.9 Original Document. This Agreement may be executed by both parties in counterparts in which event each shall be deemed an original.

        15.10 Governing Law. This Agreement shall be construed, and the rights and obligations of Seller and Purchaser hereunder, shall be determined in accordance with the laws of the State of California.

        15.11 Acceptance of Offer. This Agreement constitutes Seller's offer to sell to Purchaser on the terms set forth herein and must be accepted by Purchaser by signing five copies hereof and depositing such with the Title Company in accordance with Article II hereof no later than September 4, 1996. If Purchaser has not accepted this Agreement by such date, then this Agreement and the offer represented hereby shall automatically be revoked and shall be of no further force or effect.

        15.12 Confidentiality. Purchaser and Seller agree that all documents and information concerning the Property delivered to Purchaser, the subject matter of this Agreement, and all negotiations will remain confidential. Purchaser and Seller will disclose such information only to those parties required to know it, including, without limitation, employees of either of the parties, consultants and attorneys engaged by either of the parties, and prospective or existing investors and lenders.

        15.13 Surviving Covenants. Notwithstanding any provisions hereof to the contrary, the provisions of the second paragraph of Section 6.2 hereof and the provisions of Article IX hereof (collectively, the "Surviving Covenants") shall survive the closing and any termination of this Agreement.

        15.14 Attorneys' Fees. If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorney's fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

        15.14 Exclusivity Period. In consideration of Purchaser's commitment to expend significant time, effort and expense to evaluate the possible acquisition of the Property, Seller agrees that during the Feasibility Period (unless sooner notified by Purchaser of its intent not to purchase the Property) Seller shall not offer the Property (or any interest therein) for sale or lease, except for leases of office space in the ordinary course of business, to any other party, or negotiate, solicit or entertain any offers to purchase or lease the Property (or any interest therein), except for leases of office space in the ordinary course of business.

        EXECUTED BY PURCHASER this ____ day of _____________, 1996.

                                        PURCHASER:

                                        SYMANTEC CORPORATION


                                        By: /s/ [SIG]
                                           ------------------------------------
                                           Name:
                                           Title:


        EXECUTED BY SELLER this ____ day of _____________, 1996.

                                        SELLER:

                                        CIGNA PROPERTY AND CASUALTY INSURANCE
                                        COMPANY

                                        By: CIGNA Investments, Inc.


                                        By: /s/ Thomas W. Johnson
                                           ------------------------------------
                                           Name: Thomas W. Johnson
                                           Title: Vice President


Receipt of original copies of this Agreement executed by Seller and Purchaser is acknowledged this ____ day of _____________, 1996.

                                        TITLE COMPANY:

                                        FIRST AMERICAN TITLE INSURANCE COMPANY


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT A

                                       TO

                         AGREEMENT OF PURCHASE AND SALE


                              Description of Land

                                                               Order No. 511608
                                                                    Page No. 12


                               LEGAL DESCRIPTION

REAL PROPERTY in the City of Cupertino, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Lot 1 as shown on that certain Map of Tract No. 7734 filed October 9, 1985 in Book 550 of Maps, pages 24, ?? and 26, Records of Santa Clara County.

Excepting therefrom the underground water rights conveyed to California Water Service Company, a California Corporation by Deeds recorded July 11, 1984 in Book 1708, page 320 of Official Records and September 7, 1984 in Book 1859, page 185 of Official Records.

PARCEL TWO:

All easements, rights, benefits and privileges described in that certain Declaration of Covenants, Conditions and Restrictions and Grants of Easements for Cupertino City Center, recorded October 9, 1985 in Book J482, page 1807, Official Records, as amended by First Amendment to Declaration of Covenants, Conditions and Restrictions and Grant of Easements for Cupertino City Center, recorded September 2, 1987, in Book K281, page 2071, Official Records, appurtenant to Parcel One above.

PARCEL THREE:

A non-exclusive easement for parking 580 automobiles and for vehicular and pedestrian ingress to and egress from such parking area upon Parcel A of Tract No. 7870 recorded April 29, 1987 in Book 573 of Maps, pages ?? and 22 of the Official Records of Santa Clara County, as granted in that certain Agreement and Grant of Easement recorded June 26, 1987 in Book K202, page 1782 of Official Records, appurtenant to Parcel One above.


?N: 368-01-019

                                   EXHIBIT B

                                       TO

                         AGREEMENT OF PURCHASE AND SALE

                                   Rent Roll

                       (The Rent Roll follows this page.)

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

ONE-FOUR STORY BLDG,. SPRINKLERED
OFFICE/FULL SERVICE
CONSTRUCTION COMPLETED - 1965


                                                 Total                    Basic                      (1)
                                                Monthly                  Monthly                   Monthly
             Tenant              Suite           Rent                     Rent                    Prorata

SUN LIFE ASSURANCE (2)           300.320       14,253.18    2.99        7,787.50       1.50     4.475.68          0.59
CITY NET (3)                         398            0.00    0.00            0.00       0.00         0.00          0.00
SILICON MAGIC (4)                    400       17,710.22    8.94       11,428.75       1.25     6.281.47          0.00
SYMANTEC (5)                     200.332      109,941.00    8.83      108,841.00       0.00    Date 1995
CANON (6)                            100       90,258.02    8.88       20,258.02       0.00    Date 1995
ALPINE(7)                            495        6,382.10    8.85        6,382.10       0.00    Date 1995
COMPUWARE                        350,445       30,558.30    8.85       30,558.30       0.00    Date 1995
DSP                                  465       17,964.45    1.88       17,964.45       0.00    Date 1995
EDV                                  385        8,586,45    2.69        6,392.95       2.00     2,103.53          0.00
MORN VENTURES (W.R.GRACE)            330        6,303.96    2.04        4,176.00       1.35     2,127.08          0.00
MANAGEMENT OFFICE                    125            0.00    0.00            0.00       0.00         0.00          0.00
MXXXXXXXXXXX                         398        2,074.00    2.04        1,919.70       1.35       874.90          0.00
TOKYO ELECTRON AMERICA               380       12,311.15    1.84        7,046.25       1.25     4,304.00          0.00
                                     XXX
            TOTAL                             317,084.78    1.88      796,800.72       1.85   870.417.34          0.13


                                                                 Orig       Rev                  Base
                                 Soft       XXXXX                Comm       Comm      Exp.       Rental
                                Leased      Pro                  Date       Date      Date       Adjust.       XXX


SUN LIFE ASSURANCE (2)          6,525       0.00       4.04    09/01/93              08/31/99       -          NONE
CITY NET (3)                      611       0.00       9.38    10/01/95              08/30/97       -          NONE
SILICON MAGIC (4)               9,143       0.00       5.87    12/01/94              11/30/97       -          NONE
SYMANTEC (5)                   58,810       0.00      36.20    04/24/95              06/31/01   5/22/97         YES
CANON (6)                      43,237       0.00      25.79    03/16/95              08/30/00   03/18/99        YES
ALPINE(7)                       3,270       0.00       2.03    09/18/95              00/18/00   03/18/97        NO
COMPUWARE                      18,518       0.00      10.25    XXXXXXXX              09/31/98       -          NONE
DSP                             9,505       0.00       5.89    03/5/91               02/28/90       -          NONE
EDV                             3,182       0.00       1.XX    03/5/91               XXXXXXXX       -          NONE
MORN VENTURES (W.R.GRACE)       3,094       0.00       1.82    11/01/94              04/30/97       -          NONE
MANAGEMENT OFFICE               1,038       0.00       0.04                          XXXXXXXX       -          NONE
MXXXXXXXXXXX                    1,422       0.00       0.00    02/01/94              01/31/87       -          NONE
TOKYO ELECTRON AMERICA          8,357       0.00       3.94    08/01/94   08/08/94   06/31/98       -          NONE
                              160,728

            TOTAL

                                                           Option
                                      Renewal                to              SEC DEP
           Tenant                      Option              Term              or LLC

SUN LIFE ASSURANCE (2)           3yr THBY 2/28/99            No             S/D - WAIVED
CITY NET (3)                            NONE                 No             S/D - WAIVED
SILICON MAGIC (4)                1yr THBY 7/31/97            No             S/D - $11.428.75
SYMANTEC (5)                     3yr THBY 8/31/00            No             S/D - WAIVED
CANON (6)                        5yr THBY 12/31/99          Yes             S/D - WAIVED
ALPINE(7)                        5yr THBY 12/19/99           No             S/D - WAIVED
COMPUWARE                               NONE                 No             S/D - $30,550.00
DSP                              3yr THBY 8/28/97            No             S/D - $17,984.45
EDV                                     NONE                 No             S/D - $3,700.00
MORN VENTURES (W.R.GRACE)        5yr THBY 4/30/99            No             S/D - WAIVED
MANAGEMENT OFFICE                       NONE                 N/A
MXXXXXXXXXXX                            NONE                 No             S/D - $1,918,70
TOKYO ELECTRON AMERICA           3yr THBY 11/00/07           No             S/D - XX,232,30


            TOTAL                  160,728



1)      Expenses XXXXX were currently projected based on 1990 numbers.
2) Sun XXXX brother Communication ($13,332.25) to be paid XXX since they didn't XXXX XXXX option.
        Sun Life has free XXXX XXXX - 9/1/95 - 10/15/08
3)      City XXX has rest and expense abatement through XXXX.
4) SXXXXX has right to XXXXX if they are unable to expand. (refl XXXXX 2.(b)). Must give five (5) months XXXX notice and information could be that 13th month. Penalty of (2) XXXX bears a unamortized cover
5)      SdXXXXX trust be $R109,841.80 on 5/22/98. Effective 6/1/2000 -
        Restriction of space to 14.873
6)      RPR any spacr over 5,000 XXXXXXXX effective 9/15/00XXXXXXX
7)      Option to intend XXXXXXXXXXXXXXXXXXXXXXXXx

                                   EXHIBIT C

                                       TO

                         AGREEMENT OF PURCHASE AND SALE

                                   Grant Deed

             (Seller's Local Counsel to draft form of Grant Deed.)

                                   EXHIBIT D

                                       TO

                         AGREEMENT OF PURCHASE AND SALE

                                  Bill of Sale

                 (The form of Bill of Sale follows this page.)

                      BILL OF SALE AND GENERAL ASSIGNMENT

        Concurrently with the execution and delivery hereof, ____________, a __________________________________ ("Assignor"), is conveying to
_____________________________, a ___________________________ ("Assignee"), by
Grant Deed, that certain tract of land together with the improvements thereon (the "Property") lying and being situated in _______________________________,
California and being more particularly described in Exhibit A, attached hereto and made a part hereof.

        It is the desire of Assignor to hereby assign, transfer, set over and deliver to Assignee all furnishings, fixtures, fittings, appliances, apparatus, equipment, machinery and other items of personal property, if any, affixed or attached to, or placed or situated upon, the Property, except those not owned by Assignor and any and all other incidental rights and appurtenances relating thereto, all as more fully described below (such properties being collectively called the "Assigned Properties").

        NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby ASSIGN, TRANSFER, SET OVER and DELIVER to Assignee, its successors and assigns, all of the Assigned Properties, without warranty (whether statutory, express or implied), including, without limitation the following:

        1. All furnishings, fittings, equipment, appliances, apparatus, machinery fixtures and all other personal property of every kind and character (both tangible and intangible), if any, owned by Assignor and located in or on the Property;

        2. All of Assignor's interest in and to all use, occupancy, building and operating permits, licenses and approvals, if any, issued from time to time with respect to the Property of the Assigned Properties;

        3. All of Assignor's interest in and to all maintenance, service and supply contracts, if any, relating to the Property or the Assigned Properties (to the full extent same are assignable);

        4. All of Assignor's interest in and to all existing and assignable guaranties and warranties (express or implied), if any, issued in connection with the making by Seller of a loan on the Property, to the extent assignable, or in connection with the construction, alteration and repair of the Property and/or the purchase, installation and the repair of the Assigned Properties;

        5. All rights which Assignor may have to use any names commonly used in connection with the Property, if any; and

        6. All rights, which Assignor may have, if any, in and to any tenant data, telephone numbers and listings, all master keys and keys to common areas, all good will, if any, and any and all other rights, privileges and appurtenances owned by Assignor and related to or used in connection with the existing business operation of the Property.


        ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL CONDITION OF THE PROPERTY OR THE ASSIGNED PROPERTIES OR THE SUITABILITY THEREOF FOR ANY PURPOSE THAT ASSIGNEE MAY DESIRE TO USE IT. ASSIGNOR HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES AS TO MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER WARRANTIES OR REPRESENTATIONS AS TO THE

                      BILL OF SALE AND GENERAL ASSIGNMENT
                                  (Continued)

PHYSICAL CONDITION OF THE ASSIGNED PROPERTIES. ASSIGNEE ACKNOWLEDGES AND AGREES THAT IT HAS INSPECTED THE ASSIGNED PROPERTIES AND ACCEPTS SAME IN THEIR PRESENT CONDITION, "AS IS" AND "WITH ALL FAULTS."

        Assignor on behalf of itself and its successors and assigns does hereby agree to indemnify and hold Assignee, its successors and assigns, harmless from all obligations accruing under the maintenance, service and supply contract assigned hereby and any liabilities arising thereunder, prior to the date hereof but not thereafter.

        Assignee on behalf of itself, its successors and assigns, hereby agrees to assume and perform all obligations accruing under the maintenance, service and supply contracts from and after the date hereof, and Assignee on behalf of itself, its successors and assigns does hereby agree to indemnify and hold Assignor, its successors and assigns, harmless from all such obligations and any liabilities arising thereunder from and after the date hereof.

        If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

        This document may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one instrument, and shall be binding and effective when all parties hereto have executed at least one counterpart.

        IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the ______ day of ____________, 19__.


                                   ASSIGNOR:



                                   ASSIGNEE:

                                   EXHIBIT E

                                       TO

                         AGREEMENT OF PURCHASE AND SALE

                              ASSIGNMENT OF LEASES



             [The form of Assignment of Leases follows this page.]

                          ASSIGNMENT AND ASSUMPTION OF
                          LEASES AND SECURITY DEPOSITS


        This agreement is executed as of the _____ day of _____________, 19__,

by ______________________________, a _________________________________________

("Seller"), and _________________________, a _____________________("Purchaser").

        Purchaser is this day purchasing from Seller and Seller is conveying to Purchaser the real property described on Exhibit A attached hereto and made a part hereof together with all improvements thereon and appurtenances thereto (herein called the "Property"). The Property is occupied by various tenants (herein called the "Tenants") claiming under written space leases listed and described on Exhibit B attached hereto and made a part hereof (the "Leases"). Seller has required certain of the Tenants to pay and has collected from such Tenants a security or other deposit, a list of which deposits and the Tenants form from whom the deposits were collected being set forth on Exhibit B attached hereto and made a part hereof (herein the total of all such deposits are referred to as the "Security Deposits"). Seller desires to transfer and assign all of Seller's right, title and interest in and to (i) the Leases and (ii) the Security Deposits not heretofore forfeited, credited or returned to the Tenants.

        NOW, THEREFORE in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby transfers and assigns to Purchaser all right, title and interest of Seller in and to (i) the Leases and (ii) the Security Deposits paid to and held by Seller which have not been heretofore forfeited, credited or returned to the Tenants, which Security Deposits hereby assigned are in the amounts as set forth on Exhibit B attached hereto.

        Seller on behalf of itself, its successors and assigns does hereby agree to indemnify and hold Purchaser, its successors and assigns, harmless from and against all liabilities arising under the Leases prior to the date hereof but not thereafter, provided, however, that the foregoing indemnity shall not imply any warranty or indemnity with respect to compliance with environmental and land use laws or the use, generation or disposal of hazardous materials.

        Purchaser on behalf of itself, its successors and assigns does hereby agree to indemnify and hold Seller, its successors and assigns harmless from all liabilities arising under the Lease from and after the date hereof; provided, however, Purchaser shall not be liable under this indemnity for or with respect to any inaccuracies set forth in Exhibit B.

        Purchaser hereby assumes all obligations (i) of the landlord under the Leases arising from and after the date hereof and (ii) under the Leases to pay or account for the Security Deposits hereby transferred to Purchaser.

        It is specifically agreed that Seller does not hereby transfer or assign to Purchaser and Purchaser does not hereby assume liability for, any deposits other than as set forth on Exhibit B.

        If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any

                          ASSIGNMENT AND ASSUMPTION OF
                          LEASES AND SECURITY DEPOSITS
                                  (Continued)

other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

        This document may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one instrument, and shall be binding and effective when all parties hereto have executed at least one counterpart.

        The terms and provisions of this agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective successors and assigns.

        EXECUTED as of the day and year first written above.

                                        SELLER:


                                        PURCHASER:

                                   EXHIBIT F

                                       TO

                         AGREEMENT OF PURCHASE AND SALE

                Form of Seller's Affidavit of Non-Foreign Status


STATE OF ___________________)
                            )   (insert date)
COUNTY OF __________________)

        I, (proper name of Seller's officer), as (office held) of (Seller), being duly authorized to make this affidavit on behalf of (Seller) and being duly sworn, do depose and say, that:

        1.      (Seller's) taxpayer identification number is _________________.

        2.      (Seller) is not a "foreign person" within the meaning of
Section 1445(f)(3), of the Internal Revenue Code of 1954 (the "Code"), as amended; and (Buyer) is not required, pursuant to Section 1445 of the Code, to withhold ten percent (10%) of the amount realized by Seller on the disposition of the Property to (Buyer).

        3. I understand that I am making this Affidavit under penalty or perjury pursuant to the requirements of Section 1445 of the Code.

                                (Seller)

                                By: ____________________________________

SWORN TO and subscribed before me this _____ day of _____________, 199_.


                                ----------------------------------------
                                Notary Public
                                My Commission Expires:

                                   EXHIBIT G

                                       TO

                         AGREEMENT OF PURCHASE AND SALE

                               Pending Litigation


1.   NONE